UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Airvana, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of a letter sent on March 16, 2010 to holders of physical stock certificates representing shares of common stock of Airvana, Inc.
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March 16, 2010
Dear Airvana Stockholder:
As you are probably aware, Airvana announced on December 18, 2009 that it has entered into an agreement to be acquired by an investment group in a cash transaction valued at approximately $530 million. If the acquisition is completed, you will be entitled to receive $7.65 in cash, without interest and less any applicable withholding taxes (the “Consideration”), for each share of Airvana common stock that you own.
According to our records, you are still in possession of one or more physical stock certificates representing shares of Airvana common stock.
If you hold a common stock certificate that was issued prior to June 29, 2007, the date on which Airvana effected a 1-for-1.333 reverse stock split, the number of shares of Airvana common stock represented by your physical stock certificate(s) is actually fewer than the number set forth on the face of the certificate(s). For example, if your certificate indicates that it represents 400 shares, you actually hold 400/1.333, or 300 shares.
If you hold a preferred stock certificate, note that the preferred stock that you held was automatically converted into shares of common stock. Upon the closing of our initial public offering on July 25, 2007, each share of Series A or Series B1 preferred stock automatically converted into 1.125 and 1.443 shares of common stock, respectively. This means that if you hold a preferred stock certificate, it represents the number of shares of common stock that result from multiplying the number of shares on the face of your preferred stock certificate by the applicable conversion ratio above. For example, if your certificate indicates that it represents 200 shares of Series A preferred stock, you actually hold 200 * 1.125, or 225 shares of common stock.
We request that you send in your stock certificate(s) prior to March 31, 2010 to our transfer agent, Computershare Investor Services, per the instructions and to the address set forth on the attached form, so that your shares can be held in a book entry account (a system of tracking ownership of securities in uncertificated form) by Computershare. Once Computershare has received your stock certificate(s), they will enter your ownership of Airvana common stock in a book entry account and cancel your stock certificate(s). If your certificate is not received by March 31, 2010, we cannot be assured that Computershare will be able to make a book entry account prior to consummation of the acquisition.

Holding your shares in a book entry account rather than in certificated form will expedite payment to you of the Consideration in the event the acquisition is consummated. If Computershare does not receive your stock certificate(s) by March 31, 2010, you will need to wait to receive a letter of transmittal from Computershare, complete this letter of transmittal, return it, along with your physical certificate(s), to Computershare and wait for Computershare to process this paperwork and remit payment to you. Instead, if your shares are held in a book entry account, we expect that Computershare will mail you a check for the Consideration within 7-10 business days after the effective date of the acquisition.
If you have transferred your shares, or if your certificate has been lost or destroyed, you can contact Computershare, Shareholder Service Department at 781-575-4238 and seek a transfer form or replacement certificate, as applicable. For a lost or destroyed certificate, you may be asked to complete an affidavit of loss and post a bond.
We strongly suggest that you make copies of all documents for your records, send the documents to Computershare via certified mail or express carrier and include your contact information in your correspondence.
If you have any questions regarding the exchange of your physical stock certificate(s) for shares to be held in a book entry account, contact Computershare, Shareholder Service Department at 781-575-4238.
Sincerely,
Peter C. Anastos
Secretary

FORM FOR EXCHANGE OF STOCK CERTIFICATES FOR
SHARES TO BE HELD IN A BOOK ENTRY ACCOUNT
Airvana Stockholder:
Please turn in your stock certificate(s) representing shares of Airvana common stock to be held in a book entry account by mailing this completed form along with your stock certificate(s) via certified mail or express carrier to:
For certificates issued before July 25, 2007: For certificates issued on or after July 25, 2007:

Computershare Investor Services	Computershare Investor Services
Attn Corporate Actions	Attn Priority Processing
250 Royall St	250 Royall St
Canton MA 02021	Canton MA 02021
To Computershare:
Please hold the shares of Airvana common stock represented by the enclosed certificate(s), Number(s)                                          in book entry.
My name and contact detail are as follows:

Name:
Address:

Phone Number:

I understand that the shares in my book entry account will be in exactly the same name as set forth on the physical certificate(s) I am submitting for exchange.
Signed:

Forward-Looking Statements
Any statements in this document about future expectations, plans and prospects for Airvana, including statements about the expected timetable for consummation of the merger and its benefits, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Airvana’s control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; uncertainties as to how Airvana stockholders will vote their shares with respect to the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities, other business effects, including the effects of industry, economic or political conditions outside of Airvana’s control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission, or SEC, by Airvana, including the factors discussed in the “Risk Factors” section of Airvana’s Annual Report on Form 10-K for the year ended January 3, 2010, and other documents Airvana periodically files with the SEC. In addition, the forward-looking statements included in this document represent Airvana’s views as of the date of this document. Airvana anticipates that subsequent events and developments will cause its views to change. However, while Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this document.
IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
Airvana, Inc. filed with the SEC on March 11, 2010, and mailed to its stockholders on March 12, 2010, a Proxy Statement in connection with the transaction. The Proxy Statement contains important information about Airvana, Inc., 72 Mobile Investors, LLC, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully.
Investors and security holders can obtain free copies of the Proxy Statement and other documents filed with the SEC by 72 Mobile Investors, LLC and Airvana, Inc. through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders can obtain free copies of the Proxy Statement from Airvana, Inc. by contacting Investor Relations at (978) 250-3000.
Airvana, Inc., its directors and executive officers may be deemed to be participants in the solicitation of proxies from Airvana, Inc.’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Airvana, Inc.’s directors and executive officers is contained in Airvana, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2010 and its proxy statement dated March 11, 2010, which are filed with the SEC. As of February 23, 2010, Airvana, Inc.’s directors and executive officers beneficially owned approximately 49% of Airvana, Inc.’s common stock. A more complete description is available in the Proxy Statement.

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